Exhibit 10.16

QUANTUM SPACE MANAGEMENT LLC

INCENTIVE UNIT AWARD AGREEMENT

THIS INCENTIVE UNIT AWARD AGREEMENT (this “Agreement”) by and between Quantum Space Management, LLC, a Delaware limited liability company (the “Company”), and the Participant whose name appears on the signature page to this Agreement (“Participant”) is dated as of the date first set forth on the signature page to this Agreement (the “Effective Date”).

WHEREAS, the Company has adopted and the Administrator has approved the Amended and Restated Profits Interest Plan of Quantum Space Management, LLC (as it may be amended from time to time, (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Company wishes to afford Participant with an opportunity to participate in the future growth of Quantum Space, LLC (“Holdco”) by offering him or her an opportunity to acquire an interest in the Company so as to enhance Holdco’s ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of Holdco; and

WHEREAS, the Administrator that administers the Plan pursuant to Article 5 of the Plan has determined that it would be to the advantage and best interest of the Company and Holdco and its Members to grant the Award of Incentive Units provided for herein to Participant as an inducement to enter into or remain in the service of or on behalf of, Holdco or one of its Subsidiaries and as an incentive for increased efforts during such service, and the Administrator has advised the Company thereof and instructed the undersigned officers to issue said Award.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

ISSUANCE OF AWARD

1.1 Issuance of Award. Pursuant to the Plan, effective as of the Effective Date, the Company hereby grants to Participant the number of Incentive Units of the Company set forth on the signature page of this Agreement, which is equal to the total Award (the “Incentive Units”), in consideration of Participant’s agreement to provide services to or for the benefit of, the Company, Holdco or one of its Subsidiaries on the terms and conditions set forth herein, in the Plan and in the LLC Agreement. The Incentive Units are intended to be treated as “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 and no purchase price shall be paid by Participant for the Incentive Units.

The “Profits Interest Threshold Amount” for each Incentive Unit in the aggregate is set forth on the signature page of this Agreement, and may be subject to adjustment (but not below the such amount set forth on the signature page) as determined by the Board in good faith in order to ensure that the Profits Interest Threshold Amount is not less than the current equity value of the Company as of the Effective Date.

1.2 Award Subject to Plan and LLC Agreement. The Award granted hereunder is subject to the terms and provisions of this Agreement, the Plan and the LLC Agreement.

ARTICLE 2

VESTING; FORFEITURE

2.1 In General.

(a) Subject to Section 2.2, the Incentive Units subject to the Award shall vest as follows: (i) 25% of the Incentive Units subject to the Award shall vest on the first anniversary of the “Vesting Commencement Date” set forth on the signature page of this Agreement (the “Vesting Date”), (ii) 25% of the Incentive Units subject to the Award shall vest on the second anniversary of the Vesting Date (iii) 25% of the Incentive Units subject to the Award shall vest on the second anniversary of the Vesting Date, (iv) 25% of the Incentive Units subject to the Award shall vest on the fourth anniversary of the Vesting Date provided, that (A) Participant continues to comply with the restrictive covenants set forth in Article 4, and (B) Participant remains in continuous active service with the Company Group through each such Vesting Date.

(b) If a Sale of the Company is consummated prior to the last Vesting Date, the Incentive Units, to the extent not already vested, shall vest immediately prior to, but contingent upon, the consummation of a Sale of the Company; provided, that (A) Participant continues to comply with the restrictive covenants set forth in Article 4, and (B) Participant remains in continuous active service with the Company Group through such Sale of the Company.

(c) Any Incentive Units (whether vested or unvested) will be immediately forfeited upon (A) Participant’s Termination of Service for Cause at any time or (B) Participant’s breach of any of the restrictive covenants set forth in Article 4.

2.2 Repurchase Rights. Notwithstanding any other provision of this Agreement, all Incentive Units shall be subject to the repurchase rights set forth in the Plan.

ARTICLE 3

REPRESENTATIONS, WARRANTIES,

COVENANTS AND ACKNOWLEDGEMENT OF PARTICIPANT

Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse, if applicable, that:

3.1 Investment. Participant is holding the Award for Participant’s own account, and not for the account of any other person or entity. Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

3.2 Relation to Company. Participant is presently an Employee and in such capacity has become personally familiar with the business of Holdco, the Company, and each of its and their Subsidiaries and Affiliates (collectively, the “Company Group”).

3.3 Access to Information. Participant has had the opportunity to ask questions of, and to receive answers from, the Company Group with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company Group.

3.4 Registration. Participant understands that the Incentive Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Incentive Units cannot be transferred by Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the Incentive Units under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers· transactions pursuant to Rule 144 of the Securities Act, will be available.

3.5 Public Trading. None of the Company’s securities are presently publicly traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

3.6 Section 83(b); Tax Classification and Consideration.

(a) Section 83(b). Participant shall execute and deliver to the Company with this executed Agreement, a copy of the Acknowledgment Regarding Election Pursuant to Section 83(b) of the Code (the “Acknowledgment”) substantially in the form attached hereto as Exhibit A. Together with the Acknowledgment, Participant shall execute and submit a copy of the Election pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Exhibit B. Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such filing is desirable under the circumstances. If such a comparable election is made by Participant, Participant shall provide the Company with a notice, substantially similar (in form and manner) to Exhibit B to the extent consistent with the applicable laws and regulations of such jurisdiction, of any election so filed in the state of residence.

(b) Tax Classification and Consideration.

(i) Participant understands and acknowledges that the Company is expected to file its income tax returns on the basis of being classified as a “partnership” for such tax purposes, and for so long as the Company is classified as a “partnership,” the receipt and ownership of the Incentive Units or other membership interest in the Company will cause the Company to treat Participant as having the status of a “partner” in the Company under applicable tax laws, which means that (a) any amounts payable to Participant by the Company in the form of salary, bonuses or which is otherwise determined without regard to the net profits of the Company will be treated as a “guaranteed payment” to a partner, and reflected on the Schedule K-1 that Participant will receive from the Company with respect to each calendar year in which Participant holds any of the Incentive Units, (b) Participant (as a “partner”) will be required to report and pay U.S. federal and applicable state and local income and self employment taxes on those guaranteed payments and a share of the Company’s or any of its Subsidiaries' income, gain, profits, etc. on his or her individual tax returns, even though the Company may be unable to make any cash distributions to Participant to cover any tax of Participant attributable to such items (and to the extent such distributions are not made by the Company, Participant will be required to pay the full amount of his or her U.S. federal and applicable state and local income tax liabilities associated with his or her distributive share of the Company’s taxable income and guaranteed payments out of other funds), (c) Participant will not be subject to wage or other employment tax withholding on the part of the Company with respect to any of such income but will be required to make quarterly estimated tax payments with the Internal Revenue Service and other taxing authorities with respect to the guaranteed payments received from the Company and Participant’s distributive share of Company profits, liquidation proceeds and other tax items allocated to Participant with respect to Participant’s Incentive Units, (d) in addition to U.S. federal income tax reporting obligations, Participant will be required to file state (and possibly local) tax returns in states in which the Company conducts business, except to the extent the Company includes Participant in a composite income tax return filing (in which case the amount of state and/or local income tax that the Company pays on Participant’s behalf will be treated as a guaranteed payment to Participant), and (e) Participant’s right to participate in certain fringe benefits on a pre-tax basis that are available to employees of the Company who are not treated as partners of the Company will be subject to certain limitations imposed by the Code. For clarity, the matters set forth above relate to Participant’s relationship with the Company only, and not with any other member of the Company Group (including, without limitation, Holdco).

(ii) The Company, however, makes no warranties or representations to Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Participant has been encouraged by the Company to consult with Participant’s own tax advisors concerning the tax consequences of the Award and the issuance, forfeiture, disposition and retention of the Incentive Units (including any elections relating thereto).

ARTICLE 4

RESTRICTIVE COVENANTS

4.1 Unauthorized Disclosure. During Participant’s employment or engagement with the Company Group (the “Engagement Period”) and following any termination thereof, without the prior written consent of the Company, except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, in which event Participant shall use Participant’s best efforts to consult with the Company prior to responding to any such order or subpoena, and except as required in the good faith performance of Participant’s duties for the Company, and subject to Section 4.2 below, Participant shall not use or disclose to any third Person any non-public information of or relating to any member of the Company Group, including confidential or proprietary customer lists, drawings, designs, marketing plans, management organization information (including, but not limited to, data and other information relating to members of the boards of directors/managers of the Company Group, the Company Group, or to the management of the Company Group), operating policies or manuals, business plans, financial records, trade secrets and any other financial, commercial, business or technical information(a) relating to the Company Group or (b) that the Company Group may receive belonging to customers or others who do business with the Company Group (collectively, “Confidential Information”), unless such Confidential Information has been previously disclosed to the public generally, is in the public domain, or has been rightfully received by Participant from a third party who is authorized to make such disclosure, in each case, other than by reason of Participant’s breach of this Section 4.1.

4.2 Protected Rights. Nothing in this Agreement limits Participant from (i) communicating with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency” and together, the “Government Agencies”) or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; (ii) exercising any rights Participant may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in protected concerted activity, including collective action or discussion concerning wages or working conditions, or the right to file an unfair labor practice charge; or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination, or any other conduct that Participant has reason to believe is unlawful.

4.3 Non-Competition.

(a) During the Restriction Period, Participant shall not, directly or indirectly, operate, control, or engage in, or prepare to operate, control or engage in, any business that competes with the Company Group in the Restricted Territory.

(b) During the Restriction Period, Participant shall not, directly or indirectly, own any interest in or participate as a partner, shareholder, member, director, manager, or officer of any Person that competes with the Company Group in the Restricted Territory; provided, however, that Participant shall not be deemed to be engaged in any of the foregoing activities solely by reason of Participant’s passive ownership of less than five percent of the outstanding stock of any publicly-traded corporation.

(c) During the Restriction Period, Participant shall not, directly or indirectly, be employed by, act as a consultant to, or perform any services for, any Person in the Restricted Territory that is in competition with any member of the Company Group (i) that involves the same or similar types of services Participant performed for the Company Group during the two years prior to the end of the Engagement Period, or (ii) that involves executive, financial, strategic, or operational duties.

4.4 Non-Solicitation of Employees.

(a) During the Restriction Period, except on behalf of the Company Group during the Engagement Period, Participant shall not, directly or indirectly, for Participant’s own account or for the account of any other Person, solicit for employment any natural person throughout the world who, (x) with regard to the portion of the Restriction Period that is the Engagement Period, is or was employed by or otherwise engaged to perform services for the Company Group at any time during the Engagement Period or (y) with regard to the portion of the Restriction Period that is after the end of the Engagement Period, is or was employed by or otherwise engaged to perform services for the Company Group at any time during the twelve month period preceding the prohibited activity.

(b) During the Restriction Period, except on behalf of the Company Group during the Engagement Period, Participant shall not, directly or indirectly, for Participant’s own account or for the account of any other Person, interfere with the relationship of the Company Group with any natural person throughout the world who is employed by or otherwise engaged to perform services for the Company Group.

(c) During the Restriction Period, except on behalf of the Company Group during the Engagement Period, Participant shall not, directly or indirectly, for Participant’s own account or for the account of any other Person, encourage or induce any employee of the Company Group to engage in any activity that Participant is prohibited from engaging in under any of this Article 4 or to terminate such employee’s employment with the Company Group.

4.5 Non-Solicitation of Business Relationships.

(a) During the Restriction Period, Participant shall not, directly or indirectly, for Participant’s own account or for the account of any other Person, solicit for the purposes of providing products or services competitive with the products or services provided by any member of the Company Group, any Person throughout the world that (i) is or was a customer or client of the Company Group at any time during the Restriction Period and (ii) Participant was aware was such a customer or client.

(b) During the Restriction Period, Participant shall not, directly or indirectly, for Participant’s own account or for the account of any other Person interfere with the Company Group’s business or relationship with any Person throughout the world that (i) is or was a customer, client, distributor, supplier or vendor of the Company Group at any time during the Restriction Period, and (ii) Participant was aware was such a customer, client, distributor, supplier or vendor of the Company Group; other than any such activity on behalf of or at the request of the Company Group during the Restriction Period.

(c) During the Restriction Period, Participant shall not, directly or indirectly, for Participant’s own account or for the account of any other Person, attempt to establish any business relationship of a nature that is competitive with or replaces the Company Group’s business or relationship with any Person throughout the world that (i) is or was a customer, client, distributor, supplier or vendor of the Company Group at any time during the Restriction Period, (ii) Participant was aware was such a customer, client, distributor, supplier or vendor of the Company Group; other than any such activity on behalf of or at the request of the Company Group during the Restriction Period.

4.6 Definitions.

(a) For purposes of Article 4 herein, the term “Company Group” shall mean the Company and its parent and subsidiary entities that Participant is or becomes aware is a parent, subsidiary or affiliate of the Company.

(b) For purposes of this Agreement, “Person” shall mean any natural person, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

(c) For purposes of Article 4 herein, the term “Restriction Period” shall mean the period beginning on the date hereof and ending 12 months after the end of the Engagement Period.

(d) For purposes of Article 4 herein, the term “Restricted Territory” shall mean: (i) the United States; and (ii) any city, county, state, territory or country in which (a) Participant provided services or had a material presence or influence at any time during the two years prior to the end of the Engagement Period, or (b) the Company Group is engaged in or has plans to engage in business as of the end of the Engagement Period of which Participant is or becomes aware.

4.7 Works for Hire.

(a) Generally. Participant agrees that the Company Group shall own all right, title and interest (including, but not limited to, patent rights, copyrights, trade secret rights and other rights throughout the world) in any inventions, works of authorship, ideas or information made or conceived or reduced to practice, in whole or in part, by Participant (either alone or with others) during the period of Participant’s engagement with the Company Group (collectively “Developments”); provided, however, that the Company Group shall not own Developments for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which were developed entirely on Participant’s time, and (A) which do not relate (I) to the business of the Company Group or (II) to the actual or demonstrably anticipated research or development of the Company Group, and (B) which do not result from any work performed by Participant for the Company Group.

(b) Disclosure; Assignment. Subject to Section 4.7(a), Participant will promptly and fully disclose to the Company Group, or any persons designated by it, any and all Developments made or conceived or reduced to practice or learned by Participant, either alone or jointly with others during the period of Participant’s engagement with the Company Group. Participant hereby assigns all right, title and interest in and to any and all of these Developments to the Company. Participant shall further assist the Company Group, at the Company Group’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. Participant hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and on Participant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Participant.

(c) Copyright Act; Moral Rights. In addition, and not in contravention of Section 4.7(a) or Section 4.7(b), Participant acknowledges that all original works of authorship which are made by Participant (solely or jointly with others) within the scope of engagement and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USC §101). To the extent allowed by law, this Section 4.7(c) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent Participant retains any such Moral Rights under applicable law, Participant hereby waives such Moral Rights and consents to any action consistent with the terms of this Agreement with respect to such Moral Rights, in each case, to the full extent of such applicable law. Participant will confirm any such waivers and consents from time to time as requested by the Company Group.

(d) Authorized Disclosure. Section 1833(b) of Title 18 of the United States Code states “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made(a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (b) solely for the purposes of reporting or investigating a suspended violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Company Group and Participant have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Company Group and Participant also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with Section 1833(b) of Title 18 of the United States Code or create liability for disclosures of trade secrets that are expressly allowed by Section 1833(b) of Title 18 of the United States Code.

4.8 Non-Disparagement. Participant agrees that, subject to Section 4.2 above, during the Restriction Period, Participant shall neither, directly or indirectly, engage in any conduct or make any statement (including through social media) that disparages or criticizes in any way any member of the Company Group or any of their personnel, nor engage in any other conduct or make any other statement (including through social media) that could reasonably be expected to impair the goodwill of any member of the Company Group or the reputation of any member of the Company Group, in each case, except to the extent required by law, and then only after consultation with the Company Group to the extent possible.

4.9 Return of Documents. In the event of the termination of the Engagement Period or such earlier time as requested by the Company, Participant shall promptly deliver to the Company (i) all property of the Company Group then in Participant’s possession; and (ii) all documents and data of any nature and in whatever medium of the Company Group, and Participant shall not take with Participant any such property, documents or data or any reproduction thereof, including any documents containing or pertaining to any Confidential Information.

4.10 Certain Acknowledgments: Injunctive Relief with Respect to Covenants.

(a) Certain Acknowledgements. Participant acknowledges and agrees that Participant will have a prominent role in the development of the goodwill of the Company Group, and has and will establish and develop relations and contacts with the principal business relationships of the Company Group in the United States of America and the rest of the world, all of which constitute valuable goodwill of the Company and could be used by Participant to compete unfairly with the Company Group and that (i) in the course of Participant’s engagement with the Company Group, Participant will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company Group in the United States of America and the rest of the world that could be used to compete unfairly with the Company Group; (ii) the covenants and restrictions contained in Article 4 are intended to protect the legitimate interests of the Company Group in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Participant desires to be bound by such covenants and restrictions.

(b) Injunctive Relief. Participant acknowledges and agrees that the covenants, obligations and agreements of Participant contained in Article 4 relate to special. unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company Group irreparable injury for which adequate remedies are not available at law. Therefore, Participant agrees that the Company Group shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Participant from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company Group may have.

4.11 To the extent Participant resides or works primarily within the state of California, now or at any point during the Restriction Period, during such period of time the restrictions in Sections 4.3, 4.4 and 4.5 shall apply during the Engagement Period only.

ARTICLE 5

OTHER PROVISIONS

5.1 Confidentiality of Agreement. Participant agrees, subject to Section 4.2, not to disclose the terms of this Agreement to any Person, other than their attorneys, accountants, financial advisors or members of Participant’s immediate family; provided, that this Section 5.1 shall not be construed to prohibit any disclosure required by law or in any proceeding to enforce the terms and conditions of this Agreement, and Participant shall be permitted to share Article 4, only, with prospective employers and entities for which Participant may provide services.

5.2 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue as an Employee or otherwise provide services to, or on behalf of, the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, Holdco or any member of the Company Group, which are hereby expressly reserved, to discharge and otherwise terminate Participant as an Employee or independent contractor at any time for any reason whatsoever, for or without Cause.

5.3 Withholding Taxes. The Company may withhold from any payments that it or any of its Subsidiaries or other Affiliates would otherwise make to Participant, or require Participant to pay to the Company (in which case Participant will become obligated to pay), employment or other taxes that are intended to be borne by Participant but under applicable law, is to be paid by the Company or any of its Subsidiaries to the applicable taxing authorities for Participant or Participant’s benefit or on Participant’s behalf.

5.4 Transfer. Except as otherwise set forth herein and in the LLC Agreement, Participant shall not be entitled to Transfer the Award.

5.5 Remedies. Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting in a disposition of the Award which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, Participant agrees that the Company Group shall be entitled to obtain specific performance of the obligations of Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. Participant will not urge as a defense that there is an adequate remedy at law. Each party shall be responsible for its respective legal fees; provided, that the trier of fact shall have the discretion to award the “prevailing party”, as determined by trier of fact, the reasonable attorneys' fees and disbursements of the prevailing party incurred in connection with the proceeding.

5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

5.7 Unit Certificate Restrictive Legends. Certificates evidencing the Award, shall bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement.

5.8 Notices. Any notice, approval, consent, payment, demand or communication required or permitted hereunder to be given to any party under this Agreement shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by electronic mail (via a .pdf), overnight courier, or certified or registered mail, postage prepaid, to:

If to the Company:

Quantum Space Management, LLC

801 Thompson Avenue

Rockville, Maryland 20852

Attn: Kerry Wisnosky

E-mail: Kerry.wisnosky@quantumspace.us

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Evan Smith

E-mail address: evan.smith@lw.com

If to Participant:

to the last home address and e-mail address on file with the

Company or any of its Subsidiaries.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or “.pdf”, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

5.10 Binding Effect; Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. This Agreement shall inure to the benefits of each Company Group member.

5.11 Entire Agreement: Amendments and Waivers. This Agreement, together with the Plan and the LLC Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Administrator. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. In the event of any conflict of terms among this Agreement, the Plan or the LLC Agreement, the terms of the LLC Agreement shall prevail.

5.12 Severability; Modification. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Participant and the Company agree that the covenants contained in Article 4 of this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions and to enforce the covenants as so amended.

5.13 Titles. The titles, captions or headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

5.14 Defined Terms. Capitalized terms used herein but not defined shall have the meanings set forth in the Plan or the LLC Agreement, as applicable.

5.15 Third Party Beneficiaries. No rights, benefits or obligations under this Agreement shall inure to a third party; provided, however, this Agreement shall inure to the benefit of the Company’s parent and subsidiary entities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Award Agreement as of ((DATE)).

QUANTUM SPACE MANAGEMENT, LLC

By:
Name:	Kerry Wisnosky
Title:	President

PARTICIPANT:

Name:

Vesting Commencement Date: ((DATE))

Number of Incentive Units

subject to the Award: (UNITS))

Profits Interest Threshold Amount: ((THRESHOLD))

Exhibit A

Acknowledgment Regarding Election

Pursuant to Section 83(b) of

the Internal Revenue Code

The undersigned, a Member of Quantum Space Management, LLC, a Delaware limited liability company (the “Company”), and holder of Incentive Units (the “Award”) of the Company, hereby states, as of the date of issuance of the Award, as follows:

1. The undersigned acknowledges receipt of a copy of that certain Quantum Space Management, LLC Incentive Unit Award Agreement, dated May 4, 2026 (the “Agreement”). The undersigned has carefully reviewed the Agreement.

2. The undersigned either [check as applicable]:

___	(a) has consulted, and has been fully advised by, the undersigned’s own tax advisor regarding the federal, state and local tax consequences of being issued the Award under the Agreement, and particularly regarding the effect of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state laws (the name and business address of the undersigned’s tax advisor is: _______________________________________); or

___	(b) has knowingly chosen not to consult such tax advisor.

3. The undersigned hereby states that the undersigned will make an election pursuant to Section 83(b) of the Code and is submitting to the Company, together with the undersigned’s executed Agreement, a copy of an executed election form which is attached as Exhibit B to the Agreement.

4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the issuance of the Award to the undersigned pursuant to the Agreement.

5. The undersigned is also submitting to the Company, together with the Agreement, a copy of an executed election form of the undersigned pursuant to provisions of state law corresponding to Section 83(b) of the Code, if any, which are applicable to the issuance of the Award to the undersigned pursuant to the Agreement.

Date:

Name:

Exhibit B

83(b) Election

The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Taxpayer’s Name: __________________________

Taxpayer’s Social Security Number: __________________________

Address: __________________________

Taxable Year: Calendar Year

2.	The property which is the subject of this election is (TBD) Incentive Units (the “Units”) of Quantum Space Management, LLC (the “Company”).

3.	The Units were transferred to me on May 4, 2026. This election is being made with respect to the calendar year 2026.

4.	The Units are subject to the following restrictions: the Units are subject to time based vesting conditions and, thereafter, remain subject to repurchase and forfeiture on my termination of employment. The Units are also subject to transferability restrictions.

5.	The fair market value of the Units at the date of transfer (determined without regard to any restriction other than a non-lapse restriction, as defined in Section 1.83-3(h) of the Income Tax Regulations) was $0.00 per Unit.

6.	The amount paid for the Units was $0.00.

7.	The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election will also be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:_______________________	___________________________________
Taxpayer